  As Filed with the Securities and Exchange Commission February 27, 2006

Registration No.: 333-

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PINEWOOD IMPORTS, LTD.

1611 Gate Creek Drive

Pearland, TX 77258

281-648-4442

(Address and telephone number of principal executive offices)

Keith S. Barton

Pinewood Imports, Ltd.

1611 Gate Creek Drive

Pearland, TX 77258

281-648-4442

 (Name, address and telephone number of agent for service)

Nevada	5211	20-4078899
(State or other jurisdiction of incorporation or organization)	Primary Industrial Classification	(I.R.S. Employer Identification No.)

WITH A COPY TO

Gary B. Wolff, Esq.

Gary B. Wolff, P.C.

805 Third Avenue

New York, New York 10022

212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

______________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 Par value per share	1,583,500 shares	$.01	$ 15,835	$1.70

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

______________________________________________________________________________

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion  __, 2006

1,583,500 SHARES

COMMON STOCK

PINEWOOD IMPORTS, LTD.

As of January 31, 2006, we had 10,200,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 1,583,500 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market and, although we have initiated steps to have our common stock quoted on the Over-the-Counter Bulletin Board maintained by NASD ("OTCBB") upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such efforts, and our common stock may never trade in any public market.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2006.

______________________________________________________________________________

PROSPECTUS SUMMARY

About Pinewood Imports, Ltd.

Pinewood Imports, Ltd. was incorporated as a limited liability company in November 2002 and became a C corporation, incorporated in the state of Nevada, on August 29, 2005.

Pinewood imports molding and door component products made from pine wood from Brazil. The imported products are sold to retailers and/or distributors throughout the United States and Canada. Pine wood products imported from Brazil can generally be resold at lower prices than similar products developed in the United States because of lower production costs.

In December 2005 we sold 700,000 shares of our common stock in a private placement at $.001 per share to 39 individuals.  The price per share was determined by our board of directors so as to be equal to the par value per share ($.001).  Our president is selling 883,500 or approximately 56% of the 1,583,500 shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by vendors and prospective customers, as well as the possibility of providing liquidity to our shareholders.

Our principal executive offices are located at 1611 Gate Creek Drive, Pearland, TX 77258, and our telephone number is 281-648-4442. We may refer to ourselves in this document as "Pinewood," "we," or "us."

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of approximately 15.5% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,583,500 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

______________________________________________________________________________

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

1.

Pinewood has too limited of an operating history to permit investors to make reasonable evaluations based on our past history and performance.

Pinewood was founded in November 2002. We have insufficient operating history upon which an evaluation of our future performance and prospects can be made.  Our future prospects must be considered in light of the facts that plans of relatively new and underfunded businesses often do not get implemented as quickly or effectively as management initially intends. Newer companies also often lack the experience and resources to respond quickly to opportunities or identify potential problems. In addition, any early success does not necessarily indicate the likelihood of ongoing or future success.

Pinewood cannot be certain that our business strategy will be successful or that we will be able to maintain or significantly increase our levels of revenue. If we are unable to maintain current levels of revenue, we are likely to incur losses which may prevent us from satisfying obligations on a timely basis

2.

Pinewood has limited financial resources.  Absent sufficient financial resources we will be unable to undertake programs designed to expand our business other than those indicated in this prospectus.

Pinewood has limited financial resources and has not established a source of equity or debt financing. Pinewood will require some financing to expand our business and implement our entire strategic plan. There can be no assurance that outside financing will be available or found. If Pinewood is unable to obtain financing, it may not be able to maintain or expand revenue producing activities.

If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no Pinewood officer, director, or affiliate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or business transaction referred to herein or otherwise.

______________________________________________________________________________

3.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (74,000,000) but unissued (63,800,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Pinewood because the shares may be issued to parties or entities committed to supporting existing management.

4.

Pinewood is and will continue to be completely dependent on the services of its president Keith S. Barton, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Pinewood’s operations and business strategy are completely dependent upon the knowledge and business contacts of Keith S. Barton, our president.  Mr. Barton has extensive business experience and contacts in Brazil. He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.   We will fail without Mr. Barton or an appropriate replacement(s).  We intend to acquire key-man life insurance on the life of Mr. Barton naming us as the beneficiary when and if we obtain the resources to do so and Mr. Barton remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

5.

Our sales and profitability depend significantly on new residential construction and home improvement activity.

          Our sales depend heavily on the strength of national and local new residential construction and home improvement and remodeling markets. The strength of these markets depends on new housing starts and residential renovation projects, which are a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence. Future downturns in the markets that we serve or in the economy generally could have a material adverse effect on our operating results and financial condition. Reduced levels of construction activity may result in intense price competition among building materials suppliers, which may adversely affect our gross margins.

______________________________________________________________________________

6.

The industry in which we compete is highly cyclical, and any downturn resulting in lower demand or increased supply could have a materially adverse impact on our financial results.

          The building products distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, home improvement and remodeling activity, interest rates, weather and population growth. To the extent that cyclical market factors adversely impact overall demand for building products or the prices that we can charge for our products, our net sales and margins would likely decline. In addition, the unpredictable nature of the cyclical market factors that impact our industry make it difficult to forecast our operating results.

7.

The building materials distribution industry is extremely fragmented and competitive, and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve.

          The building materials distribution industry is extremely fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are:

•

pricing and availability of product;

•

service and delivery capabilities;

•

ability to assist with problem-solving;

•

customer relationships;

•

geographic coverage; and

•

breadth of product offerings.

 Also, financial stability is important to distributors in choosing suppliers.

          We compete with many local, regional and national building materials distributors and dealers. In addition, some product manufacturers sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, manufacturers of products similar to those distributed by us may elect to sell and distribute directly to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial and other resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

______________________________________________________________________________

8.

All of our purchases have been made from one unaffiliated supplier located in Brazil.  If that supplier decreased or terminated its relationship with us (by virtue of a lack of a written agreement or otherwise), we would suffer an interruption in our business until we found a substitute for that company. If we are unable to find a substitute for that company, our business would likely fail.

As a result of being totally dependent on a single unaffiliated supplier located in Brazil, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased price pressure, timing and availability of export licenses, foreign currency exchange fluctuations, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. If this company decreased, modified or terminated its association with us, by virtue of changes in the political climate, a lack of a written agreement or for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier. If we were unable to find a substitute for that supplier, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

9.

A substantial portion of our revenue is derived from a very limited number of customers.

A substantial portion of our product sales revenues (approximately 75%) in 2005 was derived from two unaffiliated customers. We anticipate that we will rely on a small number of customers for the indefinite future. There is no assurance that these customers will provide us with sufficient levels of revenue to generate profits or even to sustain operations or that, in the event that we lose our relationship with these customers, that the revenue lost could be replaced.

All of our commission revenue related to sales referred to a single company in Brazil which also serves as our only supplier of products that we sell (see Risk Factor #8). If that company severed its relationship with us for any reason, we may be unable to establish a similar relationship with another company. If we were unable to establish such a relationship, our revenues would decrease substantially.

10.

We face intense competition and may not be able to operate profitably in our markets.

We face intense competition from both large international and small domestic producers. Aggressive actions by these competitors can lead to decreased pricing. Operating results in the building products business are typically volatile. The products in this business are commodities, whose selling prices tend to be the principal competitive factor. We cannot control such factors as decreasing demand from customers or increasing supply from competitors, both of which may cause rapid price decreases for such products and in turn adversely affect our net sales, operating income and cash flows.

Many of our current and potential competitors have greater name recognition and more established relationships in the industry and greater financial and manpower resources than do we.

______________________________________________________________________________

11.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is are likely to materially reduce the market and price for our shares, if such a market ever develops.

12.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We have  obtained  a market maker to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by the NASD. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

______________________________________________________________________________

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Pinewood and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.  See “Plan of Distribution” subsection entitled “Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.” and Risk Factor Number 14 below.

13.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

14.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

______________________________________________________________________________

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. According to the SEC, the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

______________________________________________________________________________

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

15.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

16.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over Pinewood

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .001 per share.

The specific terms of the preferred stock have not been determined, including:

______________________________________________________________________________

•

designations;

•

preferences;

•

conversions rights;

•

cumulative, relative;

•

participating; and

•

optional or other rights, including:

o

voting rights;

o

qualifications;

o

limitations; or

o

restrictions of the preferred stock

Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of Pinewood or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

17.

All 1,583,500 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

______________________________________________________________________________

All 1,583,500 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

18.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own approximately 84% of our outstanding common stock assuming sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

19.

We do not expect to pay dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

20.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending November 30, 2007, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2007. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of November 30, 2007. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

______________________________________________________________________________

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

21.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market as a result of Sarbanes-Oxley require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures. Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

22.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

______________________________________________________________________________

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,583,500 of our 10,200,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of January 31, 2006 , and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITY HOLDER	SHARES OWNED BEFORE OFFERING	SHARES BEING OFFERED	NUMBER AND PERCENTAGE OF SHARES TO BE OWNED AFTER OFFERING COMPLETED	RELATIONSHIP TO Pinewood OR AFFILIATES

Keith S. Barton	9,500,000	883,500	8,616,500 84.5%	Chairman and president
Michelle Barton	50,000	50,000	0	Director and wife of Keith Barton
Craig Barton	10,000	10,000	0	Father of Keith Barton
Patricia Barton	10,000	10,000	0	Mother of Keith Barton
Steven Barton	10,000	10,000	0	Brother of Keith Barton
Kristine Barton	10,000	10,000	0	Sister of Keith Barton
Jeffery Thompson	10,000	10,000	0	Brother-in-law of Keith Barton
Michael Brian Watt	10,000	10,000	0	Minor nephew of Keith Barton
Lori Messervy	10,000	10,000	0	Sister of Keith Barton
Julie Hammond	10,000	10,000	0	Sister of Keith Barton
Max Hammond	10,000	10,000	0	Brother-in-law of Keith Barton
Michael W. Barton	10,000	10,000	0	Brother of Keith Barton
Roxanne Barton	10,000	10,000	0	Sister-in-law of Keith Barton
Stephen E. Cox	10,000	10,000	0	Business Associate
Mary Ann Cox	10,000	10,000	0	Wife of Stephen Cox
Victor Svistonoff	10,000	10,000	0	Business Associate
Natalie Svistonoff	10,000	10,000	0	Sister of Victor Svistonoff
Amy Svistonoff	10,000	10,000	0	Mother of Victor Svistonoff
Katherine Svistonoff –Shipman	10,000	10,000	0	Sister of Victor Svistonoff
Bruno Treptow	10,000	10,000	0	Cousin of Keith Barton
Gustavo Treptow	10,000	10,000	0	Cousin of Keith Barton
Ana Treptow	10,000	10,000	0	Cousin of Keith Barton
Vicky Ainsworth	10,000	10,000	0	Aunt of Keith Barton
Craig Ainsworth	10,000	10,000	0	Uncle of Keith Barton
Carla Santia	10,000	10,000	0	Business associate
Stefan A.W. Burstin	10,000	10,000	0	Business associate
Gary B. Wolff	200,000	200,000	0	Counsel to the Company
Bernadette Gilson	10,000	10,000	0	Business associate

______________________________________________________________________________

Howard Gilson	10,000	10,000	0	Business associate
Elizabeth A. Davison	10,000	10,000	0	Business associate
Jeremy Seitz	10,000	10,000	0	Business associate
K. Ivan F. Gothner	100,000	100,000	0	Business associate
Brian Wolff	10,000	10,000	0	Son of Company Counsel
Edward Sundberg	10,000	10,000	0	Business associate
John Greeley	10,000	10,000	0	Business associate
Paul F. Tetreault	10,000	10,000	0	Business associate
James J. McTernan	5,000	5,000	0	Business associate
Sean McTernan	5,000	5,000	0	Business associate
Jody Walker	10,000	10,000	0	Business associate
Cosimo Patti	10,000	10,000	0	Business associate

Total	10,200,000	1,583,500	8,616,500

*Percentage is only indicated if greater than 1%

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Keith S. Barton, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Barton’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He nevertheless is offering approximately 9.3% of his shareholder interest (883,500 shares out of his total holdings of 9,500,000 shares) in this offering (approximately 8.7% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or approximately 102,000 shares) of all outstanding Pinewood shares every three months in accordance with Rule 144.  As an officer/control person of Pinewood, Mr. Barton may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  All non-management shareholders received their shares in a private placement in December 2005 for $.001 per share.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered.  All of our outstanding shares were issued at $.001 per share in December 2005 except for those 9,500,000 shares issued to our president in August 2005.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

______________________________________________________________________________

DIVIDEND POLICY

We have never paid a cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. While we have located a market maker that has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part, there can be no assurance as to whether such market maker’s application will be accepted by the NASD.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Pinewood common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of Pinewood.

The number of shares of Pinewood common stock that could be sold by our stockholders pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 10,200,000 (i.e., 102,000 shares) each three (3) months by each Pinewood shareholder. Based upon current ownership, the number of shares eligible would be 704,000  shares as follows: 102,000 shares which may be sold by our president, commencing 90 days from the date of this prospectus, and an aggregate of 602,000  shares which may be sold by our 39 other shareholders commencing on or about December 2, 2006.

Pinewood has agreed to register 1,583,500 shares of the 10,200,000 shares currently outstanding for sale by security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	November 30, 2005

Current assets	$117,190

Current liabilities	$86,371

Stockholders’ equity	$30,819

______________________________________________________________________________

Income Statement Data:
	Year ended November 30,
	2005	2004
Revenue	$458,100	$251,466
Gross margin	$219,339	$90,814
Net income	$22,825	$7,593
Weighted average number of shares outstanding	9,500,000	9,500,000
Basic and diluted income (loss) per common share	*	*
* Less than $.01 per share

Basic and diluted income per share has been calculated based on the weighted average number of shares outstanding assuming that Pinewood had converted from being an LLC to a C corporation as of the first date of the first period presented.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

our contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

our possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

______________________________________________________________________________

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated as a limited liability company in November 2002 and became a C corporation in August 2005. Our revenue generating activities are in two areas:

•

Direct sales of wood products used for door frames; and

•

Commission income by referring sales of these products directly to the manufacturer.

Direct Sales: All products are purchased from and all commission sales are referred to Reflorestadores Unidos, S.A., an unaffiliated Brazilian company. Currently, most sales are made to a relatively limited number of customers consisting of other brokers, door manufacturers, and mills. We had four customers which accounted for a substantial portion of our product sales for the year ended November 30, 2005 (Customer A – 44%; Customer B – 31%, Customer C - 14%, Customer D - 10.4%). For the year ended November 30, 2004, four customers comprised all of our product sales revenue (Customer A -14%; Customer D - 29%, Customer  E - 13%, Customer F - 44%, ). In 2005, our principal customer was a wholesale supplier to distributors of door stops and other moldings. Our principal customer in 2004 was a manufacturer of columns and porch posts.   None of these companies are affiliated with us.

Commission Income:  Commissions from sales to 12 customers referred to Reflorestadores Unidos, S.A. for the year ended November 30, 2005 constituted 52% of our operating revenue. Commissions from sales to 18 customers referred to Reflorestadores Unidos, S.A. for the year ended November 30, 2004 constituted 43% of our operating revenue.  Ten customers overlapped in both years.

We anticipate that we will rely on a small number of customers for the indefinite future. There is no assurance that these customers will provide us with sufficient levels of revenue to generate profits or even to sustain operations or that, in the event that we lose our relationship with these customers, that the revenue lost could be replaced.

______________________________________________________________________________

A summary of operations is:

	2005	2004

Revenue:
Product sales	$ 219,645	$ 143,742
Commissions	238,205	107,724
Other	250	-
Total	458,100	251,466

Cost of revenue	238,761	160,652

Gross Margin	219,339	90,814

General and administrative	73,837	71,644
Officer compensation	110,377	11,577
Income before taxes	$ 35,125	$ 7,593

The principal differences are:

•

Revenue – revenue from product sales and commissions both increased. Our approach remained the same, but increases resulted from being better known in the industry and having greater resources and knowledge than in 2004, which was our first full year of operations.

•

Officer compensation – the general costs to run our business are not volatile. The increase in revenue generated sufficient cash to provide more compensation to our president.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of shares would necessarily dilute the percentage of ownership interest of our stockholders.

Issuing shares of our common stock to independent contractors who work on our engagements instead of paying cash to those independent contractors would enable us to perform more and larger engagements and use the cash obtained from those engagements to operate and expand our business.  Having shares of our common stock may also give independent contractors a greater feeling of identity with us which may result in more referred engagements.  Conversely, such issuances of our shares would necessarily dilute the percentage of ownership interest of our existing stockholders.

______________________________________________________________________________

If we are unable to obtain financing, we shall seek engagements through approaching the business contacts of our founder directly rather than through other marketing strategies. By doing so, we will not incur significant cash requirements.

Liquidity

Pinewood will pay all costs relating to this offering estimated at approximately $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Pinewood until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the effective date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when Pinewood has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between Pinewood, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Pinewood does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations at our current level because we do not have a capital intensive business plan. Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we will use shares to compensate employees/consultants and independent contractors wherever possible.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts.

______________________________________________________________________________

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use noncash means of settling obligations and compensate persons and/or firms providing services or products to us, although there can be no assurances that we will be successful in any of those efforts.  Issuing shares of our common stock to such persons instead of paying cash to them would enable us to perform (more and larger engagements) and use the cash obtained from those engagements to operate and expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

In December 2005, Pinewood sold 700,000 shares of its common stock to 39 people for $700.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and/ our business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders and their families may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with our annual report for the year ended November 30, 2007, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

•

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

•

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

•

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

•

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

In December 2005 the SEC's advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

______________________________________________________________________________

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard became effective for the Company on December 15, 2005. The Company has not yet assessed the impact on future operations of adopting this new standard.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.  The following is a brief discussion of the more significant accounting policies and methods used by us.

Revenue recognition: We recognize revenue on product sales when an order has been received and the product has been shipped. We recognize commission on sales that we refer to the supplier when the product is received and accepted by the customer.

Accounting for income taxes – We were a limited liability company from our inception until August 29, 2005 during which time Pinewood was treated as a partnership for Federal income tax purposes. Under subchapter K of the Internal Revenue members of a limited liability company are taxed separately on their distributive share of the partnership’s income whether or not that income is actually distributed.

______________________________________________________________________________

We will account for income taxes using the liability method as required by FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  We will then assess the likelihood that our deferred tax assets will be recovered from future taxable income.  Actual results could differ from this assessment if sufficient taxable income is not generated in future periods.  To the extent we determine the need to establish a valuation allowance or increase such allowance in a period; we must include an expense within the tax provision in the accompanying statement of operations.  The management of the corporation will periodically estimate the probable tax obligations of the corporation using historical experience in tax jurisdictions and informed judgments.  There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the corporation transacts business.  The judgments and estimates made at a point in time may change based on the outcome of tax audits, as well as changes to or further interpretations of regulations.  If such changes take place, there is a risk that the tax rate may increase or decrease in any period.

Seasonality

Typically, the demand for building and wood products is greatest during the summer months and lowest during winter months, especially in the northern and Midwestern states.

BUSINESS

Pinewood Imports, Ltd. was incorporated as a limited liability company in November 2002 and became a C corporation, incorporated in the state of Nevada, on August 29, 2005.

Pinewood imports molding and door component products, such as framing materials, made from pine wood from Brazil. The imported products are sold to retailers and/or distributors serving the residential building distribution industry throughout the United States and Canada. Pinewood also serves as a representative for Brazilian products and receives commissions on sales arranged for the Brazilian company. It has been acting as sole agent for Reflorestadores Unidos, S.A.’s U.S., Canadian, and Italian accounts and receives a commission on those sales. Our president continues to provide advice and counsel to Reflorestadores Unidos since leaving such firm in November 2002 (See “Management”)and is invited to attend board meetings. However, no written agreement exists between Reflorestadores Unidos, S.A. and Pinewood.

Pine wood products imported from Brazil cost less and can generally be resold at lower prices than similar products developed in the United States. Government initiatives and non-governmental environmental groups have slowed the harvest from old-growth virgin forests especially in Europe and in the Pacific Northwestern region of North America. Litigation and new legislation has taken much public timberland out of production in the Pacific Northwest and has even restricted harvesting on large areas of privately-held land. The country with the second largest plantation resource is Brazil, where there are over 2.5 million hectares of hardwood and 1.5 million hectares of plantation pine.  A hectare is a unit of measure equal to 10,000 square meters.

______________________________________________________________________________

Our products are used principally in new residential construction and in home improvement, remodeling and repair work. We purchase all of our products from Reflorestadores Unidos, S.A., a Brazilian company. At times we have also served as a sales representative for Reflorestadores Unidos, S.A. In those cases we earned commissions on sales that we referred. The Brazilian producer, Reflorestadores Unidos, began its plantation project in 1960 and has acquired the technology to return high yields per hectare over a relatively short time. It has been pruning its trees for over 20 years to produce clear pine with limited knots.  The wood produced by the Reflorestadores Unidos plantation is used by its own mill to manufacture clear blanks and blocks, by a sister company to produce paper products, and some logs are sold to smaller local mills.   Clearwood in the form of clear cut stock, clear blocks, and finger joint blanks commands higher prices than lumber of lesser grades. It is used by mills to produce wood moldings, and by manufacturers to make edge glued panels, door and window components, and furniture components. Mr. Barton headed the export division of Reflorestadores Unidos in 2001 and 2002.

We import our pine wood products from Brazil because it allows us to obtain products that are comparable to similar products grown or manufactured in the United States. Labor costs in Brazil are lower than in the United States. In addition the climate and soil conditions in Brazil are ideal to grow Southern yellow pine trees. In many places in Brazil, Southern yellow pine trees reach full growth in 28 years. By comparison, in areas with different climate and soil conditions, the period needed to reach full growth can be as long as 70 years. Finally, Brazil does not have as many environmental laws and regulations affecting the tree growing industry as the United States.

The fact that areas of Brazil  produce high yields of good quality wood at relatively low cost does not automatically make the wood or wood products competitive in international markets. After the wood is harvested, the industrialization process begins which includes cutting, drying, sorting, finger joining, and milling.  Quality control is a major factor in every step. Reflorestadores Unidos has a reputation of being a vertically integrated producer.  It has its own nursery to produce pine seedlings which are used in its own and neighboring forests.  The logging operation efficiently flows into the mill where waste fiber from the sawing is used to generate heat and electricity to run the mill during peak power rate periods.  The mill manufactures finger joined blanks and moldings derived from the blanks, which are exported to North America and Europe.

          The residential building materials distribution industry is characterized by its substantial size, its highly fragmented ownership structure and an increasingly competitive environment. The industry can be broken into two categories: (i) new construction and (ii) home repair and remodeling. We sell to customers in both categories.

          Residential construction activity for both new construction and repair and remodeling is closely linked to a variety of factors directly affected by general economic conditions, including employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence.

______________________________________________________________________________

The residential building materials distribution industry has undergone significant changes over the last three decades. Prior to the 1970s, residential building products were distributed almost exclusively by local dealers, such as lumberyards and hardware stores. These channels served both the retail consumer and the professional builder. These dealers generally purchased their products from wholesale distributors and sold building products directly to homeowners, contractors and homebuilders. In the late 1970s and 1980s, substantial changes began to occur in the retail distribution of building products. The introduction of the mass retail, big box format by The Home Depot and Lowe’s began to alter this distribution channel, particularly in metropolitan markets. They began displacing local dealers by selling a broad range of competitively priced building materials to the homeowner and small home improvement contractor. We generally do not compete with building products mass retailers such as The Home Depot and Lowe’s. Their business model for building products is primarily suited to sell products that require little or no differentiation and that turn over in very high volumes.

Our products are specialized. We tend to sell directly to product manufacturers or to middlemen who sell to dealers and retailers. By selling through middlemen, we do not have to meet the vendor requirements imposed by large retailers. Specifically, the products that we import are known as finger joined blanks.   Sizes of these blanks vary according to the customers needs.  Representative sizes are 16' length with widths of 2 1/8", 2 3/8", 4 7/8", 6 7/8", and thickness of 1-5/16", 1-9/16".  This product is the feed stock for mills to manufacture appearance grade products including moldings, fascia boards, handrails, balustrades and door and window components.  One of our principal customers manufactures columns and stair railings.  The blanks can also be used to manufacture edge glued panel for use in furniture, doors, and in manufacturing wood items such as decorative boxes, bird houses, small decorative cabinets, knick-knacks, etc.

We also refer sales on a commission representative basis of other value added products manufactured by Reflorestadores Unidos from its clear blanks:

•

Stair treads - used by home builders to build stairs that will be covered by carpet (carpet grade);

•

Fencing - fence boards are sold to processors for pressure treatment to retard wood rot (the processors in turn sell to lumber yards for sale to home owners);

•

Door jambs - used to build door frames to hang doors in homes;

•

Molding - many different types of molding to put finishing touches on homes, cabinets, door stops, etc.;

•

Engineered door components - stiles and rails are used by wood door manufacturers to make doors with panels and/or glass; and

Edge glued panels - sold to mills specifically to manufacture exterior door frames.

______________________________________________________________________________

Import Process

We purchase our products from Reflorestadores Unidos, S.A. In general, we order products filling a 40 foot container at a purchase price that typically ranges from $15,000 to $30,000. We are always billed in United States dollars and agree to pay our supplier by wire transfer upon receiving notification that the container has been placed on a cargo vessel (i.e., F.O.B. shipping point). Typically, the entire contents of the container are sold to a single customer. In most instances, we have agreed to a sale before the container is ordered. Through freight forwarders and agents, we arrange to have the container shipped by vessel to Houston, Charleston, Savannah or New York. Prior to the damage done by Hurricane Katrina, we also used New Orleans. The container is shipped by truck from the pier to the final customer. If a purchase is made without having a customer in advance, it is shipped to Houston and stored in a public warehouse.

The turnaround time between ordering and delivery is generally about 90 days. The principal limitation on our ability to import more containers is a shortage of cash and/or credit facilities. We are required to pay for the entire shipment at the time that it is placed on a vessel in Brazil.

Sales

We typically sell an entire container to the same customer. We generally are unable to purchase more than one container in any one month. Most of our customers are known to our president. We also meet new prospective customers by telephone solicitation and attending industry tradeshows. From a practical point, we have a small number of sales each year and, therefore, are familiar with most customers. We generally require payment within 30 days of product receipt. To date, we have not incurred any bad debts.

We become aware of cases in which the size or timing of the order is such that we are unable to purchase the product. In those cases we seek to arrange for our supplier to sell directly to the customer and provide us with a commission.

Currently, most sales are made to a very limited number of customers:

Direct Sales: All products are purchased from and all commission sales are referred to Reflorestadores Unidos, S.A., a Brazilian company. Currently, most sales are made to a relatively limited number of customers consisting of other brokers, door manufacturers, and mills. We had four customers which accounted for a substantial portion of our product sales for the year ended November 30, 2005 (Customer A – 44%; Customer B – 31%, Customer C - 14%, Customer D - 10.4%). For the year ended November 30, 2004, four customers comprised all of our product sales revenue (Customer A -14%; Customer D - 29%, Customer  E - 13%, Customer F - 44%, ). In 2005, our principal customer was a wholesale supplier to distributors of door stops and other moldings. Our principal customer in 2004 was a manufacturer of columns and porch posts.

______________________________________________________________________________

Commission Income:  Commissions from sales to 12 customers referred to Reflorestadores Unidos, S.A. for the year ended November 30, 2005 constituted 52% of our operating revenue. Commissions from sales to 18 customers referred to Reflorestadores Unidos, S.A. for the year ended November 30, 2004 constituted 43% of our operating revenue.  Ten customers overlapped in both years.

We anticipate that we will rely on a small number of customers for the indefinite future. There is no assurance that these customers will provide us with sufficient levels of revenue to generate profits or even to sustain operations or that, in the event that we lose our relationship with these customers, that the revenue lost could be replaced.

Competition

We compete with many local and regional building product distributors and dealers.

The principal factors on which we compete are pricing and availability of product, service and delivery capabilities, and customer relationships.

Most of our competitors have substantially more resources, significantly greater number of employees and greater name recognition than do we. We cannot provide any assurances that our approach to customer service will be successful given the disparity in resources in comparison to our competitors.

Intellectual Property

We have no patents or trademarks.

Cyclicality and Seasonality

Various cyclical and seasonal factors, such as general economic conditions and weather, historically have caused our results of operations to fluctuate from period to period. Our size, extensive nation-wide operating model and the geographic diversity of our distribution centers to some extent mitigate our exposure to these cyclical and seasonal factors. These factors include levels of new construction, home improvement and remodeling activity, weather, interest rates and other local, regional and economic conditions. Many of these factors are cyclical or seasonal in nature. We anticipate that fluctuations from period to period will continue in the future. Our first quarter and, generally, our fourth quarter are typically adversely affected by winter weather patterns in the Midwest, Mid-Atlantic and Northeast, which typically result in seasonal decreases in levels of construction activity in these areas. Because much of our overhead and expenses remain relatively fixed throughout the year, our operating profits also will tend to be lower during the first and fourth quarters. In addition, other weather patterns, such as hurricane season in the Southeast region of the United States during the third and fourth quarters, can have an adverse impact on our profits in a particular period.

Employees

At January 31, 2006, we had two employees, Keith S. Barton, our president, and his wife, Michelle M. Barton, our secretary/treasurer. We depend heavily on Mr. Barton’s contact base to get customer referrals and orders. There are no written employment contracts or agreements.

______________________________________________________________________________

Property

We currently operate out of office space located at 1611 Gate Creek Drive, Pearland, TX 77258 provided to us by our president at no cost which serves as our principal address. Mr. Barton incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Keith S. Barton	33	President, CEO, CFO, principal accounting officer and chairman
Michelle M. Barton	32	Secretary, treasurer and director

Keith S. Barton – Founded us in November 2002. He worked for the prefecture of the City of Iwamizawa on the Japanese island of Hokkaido as the coordinator of international relations from 1996-1998.  From 1998 to 2001 he worked at the Portland, Oregon office of Kanematsu USA as an agricultural commodity trader and was responsible for buying and logistics of farm products sent to Japan. From 2001 to November 2002 he headed the export division of Reflorestadores Unidos, S.A. in Brazil.  Mr. Barton, who graduated from Brigham Young University, is fluent in English, Japanese, and Portuguese.

Michelle M. Barton – became the secretary, treasurer and a director in August 2005. Ms. Barton, who is the wife of Mr. Barton and is a native Brazilian, was an English teacher in Japan from 1996 to 1998.  She functioned as an independent broker for products imported from Brazil from 2001 until August 2005. Ms. Barton, who graduated from Brigham Young University, is fluent in English, Portuguese, Spanish, and French.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our president currently devotes full time to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.  Currently we have only two officers, both of whom also serve as directors, and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed to.

______________________________________________________________________________

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Pinewood board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All directors will be reimbursed by Pinewood for any expenses incurred in attending directors' meetings provided that Pinewood has the resources to pay these fees.  Pinewood will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to December 15, 2005 board of directors approval and subsequent stockholder approval, Pinewood adopted our 2005 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of January 31, 2006.

______________________________________________________________________________

As previously indicated, the board of directors, on December 15, 2005, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Pinewood and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to Pinewood are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Summary Description of the Pinewood Imports, Ltd. 2005 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, Pinewood and our subsidiaries, if any, with additional incentives by increasing their ownership interest in Pinewood.  Directors, officers and other employees of Pinewood and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

______________________________________________________________________________

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

 No executive officer or director has received any compensation during the years ended November 30, 2005 and 2004 other than as indicated in the chart below. We currently have no formal written salary arrangement with our president.

______________________________________________________________________________

					Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	Nov 30	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Keith S. Barton	2005	-	-	$ 110,377	-	-	-	-
President	2004	-	-	$ 11,577	-	-	-	-
Michelle Barton	2005	-	-	$ -	-	-	-	-
Sec/treas	2004	-	-	$ -	-	-	-	-

PRINCIPAL SHAREHOLDERS

As of January 31, 2006, we had 10,200,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of January 31, 2006; of all directors and executive officers of Pinewood; and of our directors and officers as a group.

Name and Address of Beneficial Owner [2]	Number of Shares Beneficially Owned [3]	Percent of Class
Keith S. Barton	9,500,000	93.1
Michelle M. Barton	50,000.5

Officers and Directors as a group ( 2 members)	9,550,000	93.6

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently operate out of office space located at 1611 Gate Creek Drive, Pearland, TX 77258 provided to us by our president at no cost which serves as our principal address. There is no written lease agreement.

The sole promoters of Pinewood are our president, Keith S. Barton, and our secretary/treasurer, Michelle M. Barton.

______________________________________________________________________________

In August 2005, Pinewood issued 9,500,000 shares of its common stock to its president in exchange for all of the outstanding Membership Units of Pinewood Imports, LLC in effect converting Pinewood from a limited liability company to a C corporation. In addition, 50,000 shares of our common stock were sold to Michelle M. Barton, our secretary/treasurer, in December 2005 for $500.

Pinewood has entered into an agreement regarding its president lending funds to it if necessary (Exhibit 10.2).  Summary of Exhibit 10.2 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus.  The aforesaid Exhibit is filed as part of our registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

Introduction

Pinewood Imports, Ltd. was incorporated as a limited liability company in November 2002 and became a C corporation, incorporated in the state of Nevada, on August 29, 2005. Pinewood is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Pinewood’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

______________________________________________________________________________

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock.  There are 10,200,000 shares of our common stock issued and outstanding at December 31, 2005 which are held by 40 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Pinewood, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

______________________________________________________________________________

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

______________________________________________________________________________

•

(if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•

4purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

______________________________________________________________________________

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Pinewood who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

______________________________________________________________________________

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Pinewood shares of common stock.

We intend to apply for listing in Mergent, Inc. which, once published, will provide Pinewood with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

______________________________________________________________________________

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, 21st Floor, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 200,000 shares of our common stock.

______________________________________________________________________________

EXPERTS

The financial statements of Pinewood Imports, Ltd. as of November 30, 2005 and the years ended November 30, 2005 and 2004, included in this prospectus have been audited by  independent registered public accountants and have been so included in reliance upon the report of Most & Company, LLP given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, Pinewood became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Pinewood Imports, Ltd.

1611 Gate Creek Drive

Pearland, TX 77258

281-648-4442

41

______________________________________________________________________________

PINEWOOD IMPORTS, LTD.

FINANCIAL STATEMENTS INDEX

Report of Independent Registered Public Accounting Firm Balance Sheet Statements of Operations Statement of Stockholders’ Equity Statements of Cash Flows Notes to the Financial Statements	F-1 F-2 F-3 F-4 F-5 F-6

______________________________________________________________________________

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Pinewood, Inc.

New York, NY

We have audited the accompanying balance sheet of Pinewood, Inc., as of November 30, 2005 and the related statements of operations, stockholders’ equity and cash flows for the years ended November 30, 2005 and 2004. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pinewood, Inc., as of November 30, 2005 and the results of its operations and its cash flows for the years ended November 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Most & Company LLP

    Most & Company LLP

February 3, 2006

New York, New York

______________________________________________________________________________

PINEWOOD IMPORTS, LTD.

Balance Sheet

November 30, 2005

ASSETS

CURRENT ASSETS:
Cash	$ 92,590
Inventories	24,600
Total Current Assets	117,190

TOTAL ASSETS	$ 117,190

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Due to officer/shareholder	$ 63,291
Accrued expenses	23,080
Total Current Liabilities	86,371

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value; authorized, 1,000,000 shares; no shares issued or outstanding	-
Common stock at $0.001 par value; authorized 74,000,000 shares; 9,500,000 shares issued and outstanding	9,500
Retained earnings	21,319
Total Stockholders’ equity	30,819

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 117,190

See notes to financial statements.

______________________________________________________________________________

PINEWOOD IMPORTS, LTD.

Statements of Operations

For the years ended November 30, 2005 and 2004

	2005	2004

Revenue:
Product sales	$ 219,645	$ 143,742
Commissions	238,205	107,724
Other	250	-
Total	458,100	251,466

Cost of revenue	238,761	160,652

Gross Margin	219,339	90,814

General and administrative	73,837	71,644
Officer compensation	110,377	11,577
Income before taxes	35,125	7,593
Income taxes	12,300	-
Net Income	$ 22,825	$ 7,593

Basic and diluted income (loss) per share	$ *	$ *

Weighted average number of common shares outstanding	9,500,000	9,500,000

* Less than $.01 per share

See notes to financial statements.

______________________________________________________________________________

PINEWOOD IMPORTS, LTD.

Statement of Stockholders’ Equity

	Membership Units	Common Shares	Amount	Retained Earnings	Total

Balance, December 1, 2003	95	-	$ -	$ 401	$ 401

Net income – 2004	-	-	-	7,593	7,593

Balance November 30, 2004	95	-	-	7,994	7,994

Common stock issued in exchange for membership units on August 29, 2005	(95)	9,500,000	9,500	(9,500)	-

Net income – 2005	-	-	-	22,825	22,825

Balance, November 30, 2005	-	9,500,000	$ 9,500	$ 21,319	$ 30,819

See notes to financial statements

______________________________________________________________________________

PINEWOOD IMPORTS, LTD.

Statements of Cash Flows

 For the years ended November 30, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 22,825	$ 7,593
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in assets and liabilities:
Increase in inventories	(24,600)	-
Increase in accrued expenses	20,421	2,659
Other	401	-
Net Cash Provided by Operating Activities	19,047	10,252
CASH FLOWS FROM FINANCING ACTIVITIES
Loans from shareholder/officer	54,291	9,000

INCREASE IN CASH	73,338	19,252

CASH AT BEGINNING OF YEAR	19,252	-
CASH AT END OF YEAR	92,590	19,252

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Income taxes	$ -	$ -

See notes to financial statements.

______________________________________________________________________________

PINEWOOD IMPORTS, LTD.

Notes to the Financial Statements

November 30, 2005

NOTE 1 -

ORGANIZATION

Pinewood Imports, Ltd. (the “Company”) was incorporated as a limited liability company in November 2002 and became a C corporation, incorporated in the state of Nevada, on August 29, 2005. The Company imports molding and door component products, such as framing materials, made from pine wood from Brazil. The imported products are sold to retailers and/or distributors serving the residential building distribution industry throughout the United States and Canada. The Company also serves as a representative for Brazilian products and receives commissions on sales arranged for the Brazilian company.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a fiscal year ending on November 30.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Inventory

Inventory, consisting of finished goods, is stated at the lower of cost or market, determined by the first-in, first-out method. The entire inventory of the Company was sold on January 8, 2006 for $28,800.

______________________________________________________________________________

e.  Basic and Diluted Income Per Common Share

Basic and diluted net income per common share has been calculated by dividing the net income for the year by the basic and diluted weighted average number of shares outstanding assuming that the capital structure in place upon the adoption of the Company’s current articles of incorporation had occurred as of the beginning of the first period presented.

f.   Revenue Recognition

The Company recognizes revenue on product sales when an order has been received and the product has been shipped. It recognizes commission on sales that it refers directly to the supplier when the product is received and accepted by the customer.

g.  Shipping and Handling Costs

Shipping and handling costs incurred by the Company are included in cost of sales.

   h.  Impact Of New Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending September 30, 2007, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In December 2005 the SEC's advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

______________________________________________________________________________

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard became effective for the Company on December 15, 2006. The Company has not been affected by adopting this new standard.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - STOCKHOLDERS’ EQUITY

The Company was established in November 2002 as a limited liability company and became a C corporation on August 29, 2005 in a transaction in which the newly-formed corporation exchanged 9,500,000 shares of common stock for all of the outstanding membership units of Pinewood Imports, LLC. All membership units were held by and all shares of common stock were issued to the Company’s president. No cash consideration was paid.    See Note 7.

Stock Option Plan

Pursuant to a December 15, 2005 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2005 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

______________________________________________________________________________

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options are outstanding or have been issued under the Plan as of December 31, 2005.

NOTE 4 – RELATED PARTY TRANSACTIONS

The loan payable of $63,291 at November 30, 2005 is due to the Company’s president, who is also a Director of the Company. The loan, which represents amounts paid by the President on behalf of the Company, is noninterest-bearing and has no specified maturity date.

The Company currently operates out of office space provided to it by its president at no cost which serves as its principal address. The Company’s President incurs no incremental costs as a result of our using the space. Therefore, he does not charge the Company for its use. There is no written lease agreement.

In August 2005, the Company issued 9,500,000 shares of its common stock to its President in exchange for all of the outstanding Membership Units of Pinewood Imports, LLC in effect converting the Company from a limited liability company to a C corporation. In addition, 100,000 shares of the Company’s common stock were sold to its secretary/treasurer in December 2005 for $100.

______________________________________________________________________________

NOTE 5 – INCOME TAXES

The Company was a limited liability company, until August 29, 2005 during which time the Company was treated as a partnership for Federal income tax purposes. Under subchapter K of the Internal Revenue members of a limited liability company are taxed separately on their distributive share of the partnership’s income whether or not that income is actually distributed.

Since August 29, 2005, the Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

NOTE 6 –  CONCENTRATION OF RISK

Direct Sales: All products are purchased from and all commission sales are referred to Reflorestadores Unidos, S.A., a Brazilian company. Currently, most sales are made to a relatively limited number of customers consisting of other brokers, door manufacturers, and mills.   The Company had four customers which accounted for a substantial portion of the Company’s product sales for the year ended November 30, 2005 (Customer A – 44%; Customer B – 31%, Customer C - 14%, Customer D - 10.4%). For the year ended November 30, 2004, four customers comprised all of the Company’s product sales revenue (Customer A -14%; Customer D - 29%, Customer  E - 13%, Customer F - 44%, ).

Commission Income:  Commissions from sales to 12 customers referred to Reflorestadores Unidos, S.A. for the year ended November 30, 2005 constituted 52% of the Company’s operating revenue. Commissions from sales to 18 customers referred to Reflorestadores Unidos, S.A. for the year ended November 30, 2004 constituted 43% of the Company’s operating revenue.  Ten customers overlapped in both years.

All commission revenues relate to sales referred to the same company in Brazil.

NOTE 7 –  SUBSEQUENT EVENTS

On December 2, 2005, 700,000 shares of the Company’s common stock were sold to 39 shareholders at $.001 per share, including 50,000 shares sold to an officer of the Company.

______________________________________________________________________________

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2006 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,583,500 Shares

Pinewood Imports, Ltd.

Common Stock

PROSPECTUS

__ , 2006

______________________________________________________________________________

TABLE OF CONTENTS

RISK FACTORS

4

USE OF PROCEEDS

15

SELLING STOCKHOLDERS

15

DETERMINATION OF OFFERING PRICE

16

DIVIDEND POLICY

17

MARKET FOR SECURITIES

17

SUMMARY FINANCIAL DATA

17

NOTE REGARDING FORWARD-LOOKING STATEMENTS

18

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

19

BUSINESS

24

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

29

PRINCIPAL SHAREHOLDERS

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

33

DESCRIPTION OF CAPITAL STOCK

34

PLAN OF DISTRIBUTION

36

LEGAL MATTERS

EXPERTS

41

WHERE YOU CAN FIND MORE INFORMATION

______________________________________________________________________________

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s of officer’s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

______________________________________________________________________________

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$ 1.70
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	50,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,398.30

Total	$ 65,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

 On August 29, 2005, 9,500,000 shares of common stock were issued the Company’s President in exchange for all outstanding membership units of Pinewood Imports, LLC, in effect converting the Company from a limited liability company to a C corporation. On December 2, 2005, an additional 700,000 common shares were issued to 39 additional shareholders at $.001 per share for $700 in cash.  These stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor either alone or with his purchaser representative(s), if any, represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser, each of whom, or their respective representative, indicated that they met the definition of “sophisticated” investor as defined in Regulation D, and Pinewood has made a determination that each of such investors are “sophisticated investors.”  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Pinewood.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

______________________________________________________________________________

ITEM 27.

EXHIBITS.

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Gary B. Wolff, P.C.
10.1	2005 Non-Statutory Stock Option Plan
10.2	Agreement between Pinewood, its president and its counsel
23.1	Consent of Most and Company LLP
23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28.

UNDERTAKINGS.

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

______________________________________________________________________________

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

______________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pearland, TX on the 24 day of February, 2006.

Pinewood Imports, Ltd.

/s/ Keith S. Barton

By: Keith S. Barton, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Keith S. Barton		February 24, 2006

By: Keith S. Barton Chief Executive Officer	President, CEO, CFO, Principal Accounting Officer and Chairman

/s/ Michelle M. Barton		February 24, 2006

By: Michelle M. Barton	Secretary, Treasurer and Director

Footnotes

1

Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in December 2005) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

2

The address for each person is 1611 Gate Creek Drive, Pearland, TX 77258.

3

Unless otherwise indicated, Pinewood believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

4

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Pinewood to a broker-dealer as principal and the broker-dealer is acting as underwriter, Pinewood will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

______________________________________________________________________________